Exhibit 10.11

MANAGEMENT AGREEMENT

MANAGEMENT AGREEMENT, (the “Agreement”), dated as of October 31, 2004, by and among INSIGHT EQUITY A.P. X, LP, a Texas limited partnership (the “Partnership”), INSIGHT EQUITY A.P. X COMPANY, LLC, a Texas limited liability company (the “General Partner”) and INSIGHT EQUITY VISION MANAGEMENT, LLC, a Texas limited liability company (the “Managing Agent”).

The Partnership, the General Partner and the Managing Agent hereby agree as follows:

1.             Definitions

The term “Partnership Agreement” as used herein means the First Amended and Restated Limited Partnership Agreement of Insight Equity A.P. X, LP, dated as of October 31, 2004, as amended from time to time.  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Partnership Agreement.

2.             Engagement

In accordance with Section 9.3 of the Partnership Agreement the Partnership engages and retains the Managing Agent to provide the management and related services described below, for the period and on the terms and conditions set forth herein.  The Managing Agent hereby accepts such engagement and agrees, for the period and on the terms and conditions set forth herein, to provide, or to make satisfactory arrangements for the provision of, such services and to assume the obligations herein set forth for the compensation provided herein.

3.             Term

The term of this Agreement shall commence on the date of this Agreement and shall continue for the duration of the Partnership and until the liquidation or sale of all of the assets thereof, unless earlier terminated in accordance with the provisions of Section II hereof.

4.             Provision of Management and Related Services

(a)           Management Services. The Managing Agent shall provide management services to the Partnership, which shall include (i) supporting Senior Management in the operations of the Partnership, (ii) assisting in the analysis, tracking and preparation of monthly business and financial management and reporting tools for the Partnership and (iii) recommending members of Senior Management to the Board of Managers of the General Partner.

(b)           Related Services. The Managing Agent shall provide such services as are reasonably necessary or appropriate in relation to the management services it shall provide pursuant to Section 4(a) hereof, including, without limitation, making arrangements and handling communications with accountants, attorneys, brokers, banks and other Persons.

(c)           Limitation on Services.  Except as otherwise provided in the Partnership Agreement, the Managing Agent shall in no event have the power to, and shall not, perform for or on behalf of the Partnership any act required to be taken by the General Partner under the Partnership Agreement.

5.             Independent Contractor

The Managing Agent shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized by the Partnership, have no authority to act for or represent the Partnership in any way, execute any transaction on behalf of the Partnership or otherwise be deemed an agent of the Partnership.

6.             Costs and Expenses

(a)           Expenses of the Partnership. The Partnership shall pay or shall reimburse the Managing Agent for all reasonable expenses paid or incurred on behalf of the Partnership including, without limitation, all fees and expenses incurred in connection with causing the performance of any legal, tax advisory, tax compliance, consulting, bookkeeping and audit services for the Partnership, all insurance and indemnification expenses as set forth in Section 8 hereof, and all travel, business development and other expenses reasonably related to the business of the Partnership or its subsidiaries; provided, however, that the Managing Agent shall not be entitled to reimbursement for third-party expenses to the extent such expenses relate to services which either the General Partner or the Managing Agent is required or reasonably expected to provide under this Agreement or the Partnership Agreement, as applicable, to the Partnership using internal resources.

(b)           Expenses of the Managing Agent. The Managing Agent shall pay all of its own ordinary administrative and overhead expenses, including office space, office supplies and equipment and compensation and employee benefits for its employees.

7.             Management Fee

In consideration of the services to be provided to the Partnership by the Managing Agent, the Partnership stall pay to the Managing Agent the Management Pee described in Section 9.3(b) of the Partnership Agreement.

8.             Exculpation; Indemnification

(a)           Unless otherwise required by law, none of the Managing Agent or any Insight Representatives, nor any entity controlled by them, nor any officer, director, stockholder, partner, principal, member or employee of any of the foregoing (including any former officer, director, stockholder, partner, principal, member or employee) (each such entity or person referred to herein as a “Covered Person”) shall have any liability to the Partnership or to any Partner for any loss suffered by the Partnership or any Partner which arises out of any act or omission or alleged act or omission of the Covered Person lithe Covered Person acted in good faith and if such course of conduct did not constitute willful malfeasance, gross negligence or reckless conduct of, or a knowing violation of the Law by, the Covered Person. Each Covered Person shall be indemnified by the Partnership against any losses, judgments, liabilities, claims, damages, costs, expenses (including reasonable legal fees and other expenses actually incurred in investigation or defending against any such losses, judgments, liabilities or claims and expenses actually incurred enforcing this Agreement) and amounts paid in settlement of any claim (approved in advance and in good faith by the General Partner, which approval shall not be unreasonably withheld, conditioned or delayed) sustained by any of them by reason of any act or omission or alleged act or omission in connection with the activities of the Partnership (including any subsidiaries thereof) unless there is a final judicial determination by a court of competent jurisdiction to which all rights of appeal have been exhausted or expired that the same were the result of willful malfeasance, gross negligence or reckless conduct on the part of, or a knowing violation of the Law by, the Covered Person.  The Covered Person may rely in good faith upon the advice of legal counsel.  The foregoing indemnification obligation, including the exceptions thereto, shall also apply to any act or omission and alleged act or omission by a Covered Person who is or was an officer or director or who is or was in any other position of the General Partner, partnership or any subsidiary thereof at the request of the Partnership of the Managing Agent.  The Covered Person shall use reasonable efforts to obtain indemnification from all other reasonably available sources before seeking indemnification from the Partnership.

(b)           To the extent available on commercially reasonable terms, the Managing Agent may purchase, at the Partnership’s expense, insurance (including without limitation, liability insurance policies and errors and omissions policies) to cover any liabilities covered by this Section 8 in such amount and with such deductibles as the Managing Agent may determine in its reasonable discretion; provided, however, that the failure to obtain such insurance shall not affect the right to indemnification of any Covered Person. Any such insurance may extend beyond the termination of the Partnership for a commercially reasonable period. The Partnership shall be subrogated to the Covered Person’s rights under such indemnification or insurance. If any Covered Person recovers any amounts in respect of any such liabilities from insurance coverage or any third party source, then such Covered Person shall, to the extent that such recovery is duplicative, reimburse the Partnership for any amounts previously paid to it by the Partnership in respect of such liabilities. The Partnership shall not incur the cost of that portion of any insurance, other than public liability insurance, which insures any party against any liability the indemnification of which is herein prohibited.

(c)           The right of indemnification hereby provided shall not be exclusive of, and shall not affect any other rights to which any Covered Person may be entitled.  Nothing contained in this Section 8 shall limit any lawful rights to indemnification existing independently of this Section 8.

(d)           The indemnification rights provided by this Section 8 shall inure to the benefit of the heirs, executors, administrators, successors and assigns of each Covered Person.

(e)           The provisions of this Section 8 shall continue to afford protection to each Covered Person regardless of whether such Covered Person remains in the position or capacity pursuant to which such Covered Person became entitled to indemnification under this Section 8 and regardless of any subsequent amendment to this Agreement; provided, however, that no such amendment shall reduce or restrict the extent to which the indemnification provisions of this Section 8 apply to actions taken or omissions made or alleged actions taken or omissions made prior to the date of such amendment.

(f)            The provisions of this Section 8 shall survive the termination of this Agreement and the dissolution and termination of the Partnership.

9.             Non-Exclusivity

The Managing Agent and any partner, office; manager, member, shareholder, consultant, director, principal, employee or other affiliate of the Managing Agent, specifically excluding the General Partner (“Participating Persons”) may now and at any time and from time to time hereafter provide management services and/or act as a managing agent to any Person which may or may not have objectives which are the same or similar to those of the Partnership, and the performance of any such management or other services shall not in any manner be restricted or otherwise affected by any aspect of any relationship of the Managing Agent to or with the Partnership or be deemed to violate or give rise to any duty or obligation of the Managing Agent to the Partnership.

10.           Risk Acknowledgment

The Managing Agent does not guarantee the future performance of the Partnership, any specific level of performance of the Partnership or the success of any management strategy the Management Agent may employ from time to time pursuant to the terms of this Agreement.

11.           Termination

(a)           This Agreement may be terminated at any time, without the payment of any penalty, by the Partnership for cause. As used herein, the term “cause” shall mean any action or omission by the Managing Agent which constitutes material fraud, deceit, or a wrongful taking against the Partnership or the General Partner or any intentional disclosure of the Partnership’s or the General Partner’s confidential information or trade secrets that materially banns the Partnership or the General Partner or the indictment of the Managing Agent for a felony, in each case as reasonably determined by the Board of Managers of the General Partner (other than any members of such board that are Affiliates of the Managing Agent).

(b)           This Agreement may be terminated at any time, without the payment of any penalty, by the Managing Agent on thirty (30) days’ prior written notice to the Partnership.

12.           Notices

All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered, telecopied, or on the date mailed, postage prepaid, by certified mail, return receipt requested, or by overnight delivery service if addressed to the respective parties as follows:

If to the Partnership

INSIGHT EQUITY A.P. X COMPANY, LLC

1400 Civic Place

Suite 250

Southlake, TX  76092

Attention:  Theodore W. Beneski

If to the Managing Agent:

INSIGHT EQUITY VISION MANAGEMENT, LLC

1400 Civic Place

Suite 250

Southlake, TX  76092

Attention:  Theodore W. Beneski

13.           Assignment

This Agreement may not be assigned by either party hereto without the prior written consent of the other party provided, however, that without the consent of the Partnership or the General Partner, the Managing Agent may assign all or any part of its rights and obligations under this Agreement to any partnership, corporation, limited liability company or other entity controlled by Theodore W. Beneski.

14.           Amendment of Agreement

This Agreement may be amended only by a writing executed by all parties hereto.

15.           Amendment of Partnership Agreement

Neither the Partnership nor the General Partner shall agree to any amendments of the Partnership Agreement that would in any manner affect the duties, obligations or rights of the Managing Agent without the Managing Agent’s prior written consent.

16.           GOVERNING LAW

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

17.           No Third Party Rights

Except for rights expressly granted hereunder to Insight Representatives and Covered Persons pursuant to Section 8, this Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

PARTNERSHIP:

INSIGHT EQUITY A.P. X, LP

By:	INSIGHT EQUITY A.P. X. COMPANY,
LLC, its general partner

By:	/s/ Ross Gatlin
Ross Gatlin
Chief Restructuring Officer

GENERAL PARTNER:

By:	/s/ Ross Gatlin
Ross Gatlin
Chief Restructuring Officer

MANAGING AGENT:

INSIGHT EQUITY VISION MANAGEMENT, LLC

By:	/s/ Ross Gatlin
Ross Gatlin
Chief Restructuring Officer